Exhibit 10.15
Summary Sheet Regarding Amendment to Employment
Agreement as of March 1, 2006, between the Company and
Elyse Beth Silverberg
The base salary under the employment agreement was increased from $197,000 per year to $225,000 per year effective January 1, 2007.